UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of September 16, 2008, Commerce Planet, Inc. (the “Company”) and its wholly-owned subsidiaries, Legacy Media, LLC, a California limited liability company (“Legacy”), and Consumer Loyalty Group, LLC, a California limited liability company (“CLG” and collectively with Legacy, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Morlex, Inc., a Colorado corporation (“Morlex”) and its wholly-owned subsidiary Superfly Advertising, Inc., an Indiana corporation (the “Purchaser”). Under the Purchase Agreement the Purchaser agreed, on the closing date, to (i) acquire from the Sellers substantially all of the assets related to the business of Internet advertising and marketing conducted by the Sellers (the “Business”), and (ii) assume certain specified liabilities of the Sellers in connection with the Business, subject to certain terms and conditions (the “Acquisition”).

The purchase price for the Acquisition is $1,000,000 in cash and 4,000,000 shares (“Shares”) of common stock, par value $0.001 per share, of Morlex.  The cash portion of the purchase price is payable as follows: (i)  $125,000 was paid upon the execution of the Agreement (the “Deposit”), (ii) $200,000 will be deemed to be paid at closing by the forgiveness of $200,000 of indebtedness of the Company evidenced by a $200,000 loan to be funded by Morlex to the Company on or about September 23, 2008 (the “Loan”), and (iii) $675,000 less the amount of interest accrued on the Loan as of the closing date shall be paid at the closing.  The Shares, valued at $0.75 per share, shall be issued on the closing date.  Morlex agreed to register the Shares with the Securities and Exchange Commission (the “Commission”) for resale by the Company pursuant to the terms of a registration rights agreement to be finalized and executed on the closing date.

The Loan will be evidenced by a secured convertible promissory note of the Company (the “Note”), and shall accrue interest at the rate of 6% per annum.  The entire principal balance of the Note and all interest accrued thereon shall be due and payable on the earlier to occur of (i) the closing of the Acquisition, (ii) March 31, 2009, or (iii) upon termination of the Purchase Agreement (the “Maturity Date”).  In the event that the closing does not occur by March 31, 2009, or the Company does not pay the Note in full by that date, then Morlex will have the right, but not the obligation, to convert the entire principal amount of the Note and all interest accrued thereon into 10,000,000 shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”).  If the Note is not so converted, it shall bear interest, commencing on the Maturity Date, at the rate of 10% per annum until repaid in full.  The Note shall be guaranteed by each of the Sellers pursuant to the Unconditional Guaranty Agreement (the “Guaranty”), and as collateral to secure payment of the Note and the Sellers’ guaranty, the Sellers will pledge to Morlex certain merchant accounts, including, without limitation, certain credit card reserve accounts, pursuant to the Pledge and Security Agreement (the “Pledge Agreement”).

The Purchase Agreement contains customary representations, warranties and covenants of Morlex, the Purchaser, the Company and the Sellers for similar transactions.  All representations and warranties survive for a period of one year from the closing date, except that certain fundamental representations and warranties, and representations and warranties with respect to tax, environmental and employee matters, survive until the applicable statutes of limitations has run. All covenants survive until fulfilled in accordance with their respective terms.  The Company and the Sellers agreed that, for a period of three years from the closing date, they will neither compete with the Business nor solicit Morlex’s or the Purchaser’s employees.

The Purchase Agreement contains a mutual indemnification provision for breach of or inaccuracy in any representation or warranty and any breach or failure to fully perform any covenant by any party to the agreement.  The Company and the Sellers further agreed to indemnify Morlex and the Purchaser from any and all damages relating to certain other matters, including without limitation, the restatement of the Company’s financial statements and that certain investigation by the United States Federal Trade Commission.

Also effective as of September 16, 2008, and as an inducement and condition to Morlex’s and the Purchaser’s willingness to enter into the Purchase Agreement, Morlex, the Purchaser, and the officers, directors and shareholders of the Company (each, a “Shareholder” and collectively, the “Shareholders”), owning in the aggregate approximately 15% of the issued and outstanding shares of Company Common Stock, entered into voting agreements (each, a “Voting Agreement”) pursuant to which each Shareholder agrees, among other things, to vote his or her shares of Company Common Stock in favor of approval of the Purchase Agreement, the Acquisition and the transactions contemplated by the Purchase Agreement, upon the terms and subject to the conditions set forth in the Voting Agreement.

As promptly as practicable after the execution of the Purchase Agreement, but not later than December 31, 2008, the Company and Morlex shall prepare and file with the Commission a proxy statement in connection with a special meeting of shareholders (the “Special Meeting”) to be held to obtain the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock outstanding on the record date for the Special Meeting called for the purpose of voting on the Purchase Agreement and the transactions contemplated therein.

The consummation of the Acquisition and other transactions set forth in the Purchase Agreement is subject to the approval of the shareholders of the Company, Morlex’s and the Purchaser’s satisfaction with their due diligence review of the Business, delivery of audited financial statements for the Business that are not materially different from the unaudited financial statements that have been delivered to Morlex and the Purchaser, and the satisfaction of various customary closing conditions.  The Purchase Agreement may be terminated upon certain limited circumstances.  If terminated by the Company and/or the Sellers due to Morlex’s or the Purchaser’s (i) failure to timely to perform in any material respect any of their covenants or agreements contained in the Purchase Agreement, or (ii) material breach of any of their representations and warranties contained in the Purchase Agreement, in each case which failure or breach is not cured as provided in the Purchase Agreement, then the Company will be entitled to a termination fee in the amount of $250,000 less the amount of (a) the Deposit plus (b) the Loan, if made.  If terminated by Morlex or the Purchaser due to (x) the breach by the Company and/or any Seller of certain covenants, or (y) the failure of certain closing conditions to be satisfied, including, without limitation, the approval of the Purchase Agreement and the Acquisition by the shareholders of the Company, Morlex’s and the Purchaser’s satisfaction with their due diligence review of the Business, delivery by the Company of audited financial statements satisfactory to Morlex and the Purchaser, and the absence of litigation, Morlex and the Purchaser will be entitled to a termination fee consisting of cash in the amount of the Deposit, and such number of shares of Company Common Stock equal to 25% of the number of issued and outstanding shares of Company Common Stock as of the date of termination on a fully-diluted basis.

The closing is expected to occur as soon as practicable, but in any event by March 31, 2009.  However, there can be no assurances that the Acquisition will be consummated.

Between the date of execution of the Purchase Agreement and the closing or earlier termination of the Purchase Agreement, Morlex and the Purchaser have certain rights in connection with the continued operation of the Business.  The Company and the Sellers will confer with Morlex and the Purchaser in good faith on a prompt, regular and frequent basis, not less than weekly, and the Company and the Sellers shall follow or implement any advice, decisions or recommendations made by Morlex and the Purchaser or, at Morlex’s and the Purchaser’s option, they may cause the Company and the Sellers to do so or take any other action, without the Company’s or the Sellers’ consent; provided, that such operation shall be in the ordinary course of business, and Morlex and the Purchaser shall not do or cause to be done anything or omit or cause to be omitted anything that is intended to adversely affect the Company, any Seller or the Business.  In the event that the Acquisition is not consummated and the Purchase Agreement is terminated, neither Morlex and the Purchaser nor any of its affiliates shall have any liability whatsoever in connection with any such actions or omissions and the Company and each of the Sellers forever release Morlex and the Purchaser from any and all claims related thereto.  It is the intention of the parties to operate the Business as if owned by Morlex and the Purchaser with all profits accruing to them from the date of the Purchase Agreement.

The foregoing is a summary of certain material terms and conditions of the Purchase Agreement, the Voting Agreement, the Note, the Pledge Agreement, and the Guaranty, and not a complete discussion of those agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Note, when issued, will be in reliance upon the exemption from registration for non-public offerings under § 4(2) of the Securities Act of 1933, as amended.

Item 8.01     Other Events.

On September 18, 2008, the Company issued a press release announcing the events described in Item 1.01 and certain other information. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement dated as of September 16, 2008 by and among Morlex, Inc., Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC.
10.2	Voting Agreement dated as of September 16, 2008 by and among Morlex, Inc. and the shareholders of Commerce Planet, Inc. named on the signature pages thereto.
10.3	Form of Secured Convertible Promissory Note of Commerce Planet, Inc.
10.4	Form of Pledge and Security Agreement by and among Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC for the benefit of Morlex, Inc.
10.5	Form of Unconditional Guaranty Agreement by and between Legacy Media LLC and Consumer Loyalty Group, LLC for the benefit of Morlex, Inc.
99.1	Press Release of Commerce Planet, Inc. dated as of September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 18, 2008	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer